EXHIBIT 21
The Company’s principal affiliates are listed below. All other affiliates, if considered in the aggregate as a single affiliate, would not constitute a significant subsidiary.
SUBSIDIARIES OF REGISTRANT
(As of February 26, 2010)
Allegheny Steel Distributors, Inc., a Pennsylvania corporation
Aluminum and Stainless, Inc., a Louisiana corporation
American Metals Corporation, a California corporation
AMI Metals, Inc., a Tennessee corporation
AMI Metals Europe SPRL, a corporation formed under the laws of Belgium
CCC Steel, Inc., a Delaware corporation
Chapel Steel Corp., a Pennsylvania corporation
Chatham Steel Corporation, a Georgia corporation
Clayton Metals, Inc., an Illinois corporation
Crest Steel Corporation, a California corporation
Delta Steel, Inc., a Texas corporation
Durrett Sheppard Steel Co., Inc., a California corporation
Earle M. Jorgensen Company, a Delaware corporation
Earle M. Jorgensen (Asia) Sdn. Bhd., a corporation formed under the laws of Malaysia
Everest Metals (Suzhou) Co., Ltd., a corporation formed under the laws of the People’s Republic of China
Feralloy Corporation, a Delaware corporation
Infra-Metals Co., a Georgia corporation
Liebovich Bros., Inc., an Illinois corporation
Metals Supply Company, Ltd., a Texas corporation
Metalweb Limited, a corporation formed under the laws of the United Kingdom
Pacific Metal Company, an Oregon corporation
PDM Steel Service Centers, Inc., a California corporation
Phoenix Corporation, a Georgia corporation
PNA Group, Inc., a Delaware corporation
Precision Flamecutting and Steel, Inc., a Texas corporation
Precision Strip Inc., an Ohio corporation
Precision Strip de Mexico, S. de R.L. de C.V., a corporation formed under the laws of Mexico
Reliance Metalcenter Asia Pacific Pte. Ltd., a corporation formed under the laws of Singapore
Reliance Metals Canada Limited, a corporation formed under the laws of Alberta, Canada
Service Steel Aerospace Corp., a Delaware corporation
Siskin Steel & Supply Company, Inc., a Tennessee corporation
Smith Pipe & Steel Company, an Arizona corporation
Sugar Steel Corporation, an Illinois corporation
Team Tube Canada ULC, a corporation formed under the laws of Alberta, Canada
Toma Metals, Inc., a Pennsylvania corporation
Valex Corp., a California corporation
Valex China Co., Ltd., a corporation formed under the laws of the People’s Republic of China
Valex Korea Co., Ltd., a corporation formed under the laws of the Republic of South Korea
Viking Materials, Inc., a Minnesota corporation
Yarde Metals Inc., a Connecticut corporation